Exhibit 10.42

ROIVANT SCIENCES LTD.

2015 EQUITY INCENTIVE PLAN
CAPPED VALUE APPRECIATION RIGHT AWARD GRANT NOTICE1

Participant:	[NAME] (the “Participant”)

Company:	Roivant Sciences Ltd., a Bermuda exempted limited company (the “Company”)

Plan:	Roivant Sciences Ltd. 2015 Equity Incentive Plan (as amended, the “Plan”)

Notice:
The Participant has been granted an award of Capped Value Appreciation Rights (“CVARs”) in accordance with the terms of this Grant Notice, the Capped Value Appreciation Right Award Agreement attached hereto as Attachment A (such Grant Notice and Award Agreement, collectively, this “Agreement”) and the Plan. Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

Type of Award:
A CVAR is an unfunded and unsecured conditional obligation of the Company that represents the right to receive the CVAR Amount (defined below), if any, applicable to the Participant’s award of CVARs, subject to the terms and conditions of this Agreement and those of the Plan. A CVAR is an Other Stock Award for purposes of the Plan.

CVARs:	[#] CVARs

Grant Date:	[DATE] (the “Grant Date”)

Vesting Commencement Date:	[DATE] (the “Vesting Commencement Date”)

Expiration Date:	[DATE] (the “Expiration Date”)

Hurdle Price:	$[●] per CVAR (the “Hurdle Price”)

Vesting:
The CVARs will vest on the first date that both of the “Service Requirement” and the “Liquidity Event Requirement” have been satisfied (together, the “Vesting Requirements”). The portion of the CVARs that have satisfied both of the Vesting Requirements in accordance with this Agreement as of any relevant date of determination are referred to as the “Vested CVARs”.

Service Requirement:
The Service Requirement applicable to the CVARs will be satisfied as follows, subject to the Participant’s Continuous Service through each of the dates set forth below (each a “Service Vesting Date”):

•   25% of the CVARs will satisfy the Service Requirement on the first-anniversary of the Vesting Commencement Date; and

•     following the first-anniversary of the Vesting Commencement Date, the remaining portion of the CVARs will thereafter satisfy the Service Requirement in 36 equal monthly installments.

[1]
The CVARs that were granted on March 26, 2020 were amended effective as of March 30, 2022. For a description of this amendment, see page 24 of the Company’s Definitive Proxy Statement on Schedule 14A (under the heading “CVAR Amendment”), filed with the Securities and Exchange Commission on July 26, 2022.

1

Liquidity Event Requirement:
The Liquidity Event Requirement applicable to the CVARs will be satisfied upon the first occurrence of either (i) a Change in Control or (ii) a Public Listing (as defined below), in either case prior to the Expiration Date (the date such Change in Control or Public Listing occurs, the “Liquidity Event Date”).  For the avoidance of doubt, if the Liquidity Event Date does not occur on or before the Expiration Date, the Liquidity Event Requirement will not be deemed satisfied and no portion of the CVARs will be deemed Vested CVARs. In such case, all of the CVARs will be immediately forfeited as of the Expiration Date without the payment of any consideration.

For purposes of this Agreement, a “Public Listing” means the earliest to occur of (i) any underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission or, at the discretion of the Board, in compliance with the applicable requirements of an internationally-recognized foreign securities exchange, (ii) at the discretion of the Board, the direct listing of the Company’s equity securities on a national or internationally-recognized securities exchange, provided that in any such approval the Board may set forth criteria which must be met in order for such direct listing to qualify as a “Public Listing” for purposes of this Agreement with the goal of ensuring that such direct listing is reasonably expected to provide holders of the Company’s equity securities with a sufficiently liquid trading market for the Company’s equity securities, including without limitation, setting a minimum listing price or VWAP following the listing, or minimum volume requirements, (iii) the closing of an acquisition, purchase, merger or combination of the Company immediately following which the equity securities of the Company (or its successor by merger or combination) is listed or quoted for trading on a national securities exchange or, in the discretion of the Board, an internationally-recognized foreign securities exchange, or (iv) in the discretion of the Board, the closing of an acquisition, purchase, merger or combination of the Company immediately following which the Company is wholly-owned by an entity whose equity securities are listed or quoted for trading on a national securities exchange or a foreign securities exchange.

Each of a Change in Control and a Public Listing are referred to herein as a “Liquidity Event”.

2

CVAR Amount and Payment Terms:
[Subject to the Knock-in Condition below,] upon the first occurrence of a Liquidity Event, with respect to any CVARs that have satisfied the Service Requirements on or before the Liquidity Payment Date (as defined below) (such CVARs, the “Liquidity Vested CVARs”), the Participant will receive an aggregate amount equal to the product of (i) the number of the Liquidity Vested CVARs held by the Participant multiplied by (ii) the excess of (a) the Fair Market Value of a Common Share as of the Liquidity Payment Date (up to a maximum of $[●] per Common Share) over (b) the applicable Hurdle Price (the “Liquidity CVAR Amount”), and the Liquidity Vested CVARs will be cancelled in exchange for payment of the Liquidity CVAR Amount. For the avoidance of doubt, in no event will the Fair Market Value of a Common Share used to determine the Liquidity CVAR Amount, if any, be greater than $[●] per Common Share.

•     The Liquidity CVAR Amount payable in respect of the Liquidity Vested CVARs will be settled and paid out automatically on the earlier of (i) the 6-month anniversary of the Liquidity Event Date and (ii) the date that is 2 ½ months after the end of the fiscal year in which the Liquidity Event Date occurs (such date, the “Liquidity Payment Date”).

•     For the avoidance of doubt, if, as of the Liquidity Payment Date applicable to any Liquidity Vested CVARs, the Fair Market Value of a Common Share is equal to or less than the Hurdle Price, such Liquidity Vested CVARs shall not qualify as Vested CVARs and will be cancelled as of the Liquidity Payment Date for no consideration.

[Subject to the Knock-in Condition below,] if the Liquidity Payment Date occurs prior to the final Service Vesting Date applicable to the CVARs, then, with respect to any of the CVARs that have not yet satisfied the Service Requirements as of the Liquidity Payment Date, to the extent that the Participant subsequently satisfies the applicable Service Requirements (i.e., because the Participant remains in Continuous Service through the applicable Service Vesting Date), as of each applicable Subsequent Payment Date (as defined below), the Participant will receive an amount equal to the product of (i) the number of such CVARs held by the Participant that became Vested CVARs on the applicable Service Vesting Date (the “Subsequent Vested CVARs”) multiplied by (ii) the excess of (a) the Fair Market Value of a Common Share on the applicable Service Vesting Date (up to a maximum of $[●] per Common Share) over (b) the applicable Hurdle Price (the “Subsequent CVAR Amount” and, together with the Liquidity CVAR Amount, the “CVAR Amount”), and the Subsequent Vested CVARs will be cancelled in exchange for payment of the Subsequent CVAR Amount. For the avoidance of doubt, in no event will the Fair Market Value of a Common Share used to determine the Subsequent CVAR Amount, if any, be greater than $[●] per Common Share.

•     The Subsequent CVAR Amount payable in respect of the Subsequent Vested CVARs will be settled and paid out automatically within [●] days following the applicable Service Vesting Date of such Subsequent Vested CVARs, provided that if such [●]-day period includes days in two calendar years, such CVAR Amount will be paid in the second of the two calendar years; provided further that with respect to any Subsequent Vested CVAR that becomes vested between the Liquidity Event Date and the Liquidity Payment Date, the applicable CVAR Amount will not be payable prior to the Liquidity Payment Date (the “Subsequent Payment Date”).

•      For the avoidance of doubt, if, as of any Service Vesting Date applicable to any Subsequent Vested CVAR, the Fair Market Value of a Common Share is equal to or less than the Hurdle Price, such Subsequent Vested CVARs shall not qualify as Vested CVARs and will be cancelled as of the applicable Service Vesting Date for no consideration.

For purposes of this Agreement, the “Payment Date” means the date the CVARs are settled and paid to the Participant in accordance with the terms of this Agreement.

3

“Knock-in” Condition:
Liquidity Vested CVARs will not be entitled to receive any Liquidity CVAR Amount if the Fair Market Value of a Common Share is less than $[●] per Common Share as of the Liquidity Payment Date, and Subsequent Vested CVARs will not be entitled to receive any Subsequent CVAR Amount if the Fair Market Value of a Common Share as of the Service Vesting Date applicable to such Subsequent Vested CVARs is less than $[●] per Common Share (attainment of a Fair Market Value equal to or greater than $[●] per Common Share as of the relevant date, the “Knock-in Condition”).

Instead, any Liquidity Vested CVARs that, as of the Liquidity Payment Date, have satisfied the Hurdle Price but have not satisfied the Knock-in Condition, and any Subsequent Vested CVARs that, as of their applicable Service Vesting Date, have satisfied the Hurdle Price but have not satisfied the Knock-in Condition, will remain outstanding and will only be settled if, on any Measurement Date (as defined below) that occurs after the Liquidity Payment Date or the applicable Service Vesting Date, respectively, the Knock-in Condition is satisfied. Upon the applicable Vested CVARs satisfying the Knock-in Condition as of a Measurement Date, such applicable Vested CVARs will be settled and paid out to the Participant within [●] days after such Measurement Date, with the CVAR Amount applicable to such Vested CVARs calculated based on the Fair Market Value of a Common Share on such applicable Measurement Date.

For the avoidance of doubt, (i) the Participant is not required to remain in Continuous Service through the Measurement Date on which the Knock-in Condition is satisfied in order to receive a CVAR Payment in respect of the Participant’s Vested CVARs and (ii) if the Knock-in Condition is not satisfied for any CVARs on or before the Expiration Date, the CVARs will be cancelled on the Expiration Date for no consideration.

For purposes of this Agreement the “Measurement Date” means the [●] day of each calendar month that occurs after the Liquidity Payment Date and before the Expiration Date.

Form of Payment:
The CVAR Amount payable in respect of the Vested CVARs will be paid to the Participant in the form of Common Shares (such Common Shares, the “CVAR Shares”), with the number of such CVAR Shares to be determined by dividing (i) the applicable CVAR Amount by (ii) the Fair Market Value of a Common Share on the applicable Payment Date (with any fractional CVAR Shares paid to the Participant in the form of cash).

Expiration:	Any CVARs for which the Liquidity Event Date has not occurred as of the Expiration Date will be cancelled without consideration as of the Expiration Date.

Additional Terms/ Acknowledgements:
The Participant acknowledges receipt of, and understands and agrees to, this Agreement and the Plan. The Participant acknowledges and agrees that this Agreement may not be modified, amended or revised, except as provided in the Plan. By accepting this award of CVARs, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ROIVANT SCIENCES LTD.	PARTICIPANT

Signature:	Signature:
Print Name:	Print Name:
Title:	Address:

4

Attachment A

ROIVANT SCIENCES LTD.

2015 EQUITY INCENTIVE PLAN
VALUE APPRECIATION RIGHT AWARD AGREEMENT

This Value Appreciation Right Award Agreement (“CVAR Award Agreement”), dated as of the Grant Date set forth in the Value Appreciation Right Grant Notice to which this CVAR Award Agreement is attached (the “Grant Notice”), is made between Roivant Sciences Ltd. and the Participant designated in the Grant Notice.  The Grant Notice and the CVAR Award Agreement, collectively, are referred to herein as this “Agreement.”

1.    Definitions.  Capitalized terms used but not defined herein have the meaning set forth in the Plan or the Grant Notice, as applicable.

2.    Grant of Value Appreciation Rights.  Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant the number of CVARs set forth in the Grant Notice.

3.    Vesting and Forfeiture.

(a)	The CVARs shall vest and become payable as set forth in the Grant Notice.

(b)
Upon the termination of the Participant’s Continuous Service for any reason other than for Cause prior to the occurrence of a Liquidity Event, (i) any CVARs that have satisfied the Service Requirements as of the date of such termination of Continuous Service (such date, the “Termination Date”) will remain outstanding and will become Vested CVARs and will be settled and cancelled in accordance with the terms set forth in the Grant Notice upon the satisfaction of the Liquidity Event Requirement and (ii) any CVARs that have not satisfied the Service Requirements as of the Termination Date shall automatically be forfeited and cancelled without the payment of any consideration to the Participant, and the Participant shall have no further rights with respect to such CVARs.

(c)
For the avoidance of doubt, upon the termination of the Participant’s Continuous Service for any reason (other than for Cause) after the occurrence of a Liquidity Event, any CVARs that have become Vested CVARs (as a result of having satisfied the Service Requirements prior to the Termination Date) which have not yet been settled and cancelled, will be settled and cancelled on the applicable Subsequent Payment Date in accordance with the Grant Notice, and any CVARs that have not become Vested CVARs (as a result of not having satisfied the Service Requirements prior to the Termination Date) will be automatically forfeited and cancelled without the payment of any consideration to the Participant, and the Participant shall have no further rights with respect to such CVARs.

(d)
Notwithstanding anything to the contrary in this Agreement, (i) in the event of a Participant’s termination of Continuous Service for Cause, all of the Participant’s outstanding CVARs which have not been previously settled will be immediately forfeited and cancelled without the payment of any consideration and (ii) in the event a Liquidity Event does not occur on or prior to the Expiration Date, all of the Participant’s CVARs shall be automatically forfeited upon the Expiration Date without the payment of any consideration to the Participant, and the Participant shall have no further rights with respect to such CVARs.

4.    Settlement of CVARs.  The Company will settle and pay the Participant in respect of his or her Vested CVARs in accordance with the terms of the Grant Notice, in full settlement and satisfaction of the Vested CVARs, in each case, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 5 of this Agreement.

5.    Taxes.  Upon settlement of the CVARs, or as of any other date on which the value of any CVARs otherwise becomes includible in the Participant’s gross income for tax purposes, any taxes of any kind required by applicable law to be withheld with respect to such CVARs shall, at the Participant’s election, be satisfied by the Company withholding Common Shares or cash otherwise deliverable or payable to the Participant pursuant to this Agreement. Any such withholding of Common Shares or cash under this Section 5 shall be subject to applicable law and subject to any limitations, and pursuant to any procedures, as the Committee may prescribe, based on the Fair Market Value of the Common Shares on the Payment Date. The Company or Subsidiary of the Company may, in the discretion of the Committee and in consultation with the Participant, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 5 of the Plan.  Regardless of any action the Company or any Subsidiary of the Company may take with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary).

6.    No Rights as a Shareholder Prior to Issuance of Common Shares.  Neither the Participant nor any other person shall become the beneficial owner of the Common Shares underlying the CVARs, nor have any rights to voting, dividends or other rights as a shareholder with respect to any such Common Shares, until and after such Common Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

7.    Transferability.  The CVARs shall not be transferable other than by will or the laws of descent and distribution; provided, however, that the Committee may, in its discretion, permit the CVARs to be transferred subject to such conditions and limitations as may be imposed by the Committee.

8.    Capitalization Adjustments. The number of CVARs and the Hurdle Price applicable to the CVARs, each as set forth in the Grant Notice, will be adjusted for Capitalization Adjustments.

9.    No Right as Employee or Consultant.  Neither the grant of the CVARs nor any terms contained in this Agreement shall (i) affect in any manner whatsoever the right or power of the Company or any Subsidiary of the Company, to terminate the Participant’s service for any reason, with or without cause, (ii) if applicable, affect the Participant’s status as an at-will employee of the Company who is subject to termination of service without cause, (iii) confer upon the Participant any right to remain employed by or in service to the Company or any Subsidiary of the Company, (iv) interfere in any way with the right of the Company or any Subsidiary of the Company at any time to terminate such employment or service, or (v) affect the right of the Company or any Subsidiary of the Company to increase or decrease the Participant’s other compensation.

10.  The Plan.  By accepting any benefit under this Agreement, the Participant and any person claiming a benefit under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

11.  Compliance with Laws and Regulations.

(a)
The CVARs and the obligation of the Company to deliver any Common Shares or cash hereunder shall be subject in all respects to (a) all applicable federal and state laws, rules and regulations and (b) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.  Moreover, the Company shall not deliver any certificates for Common Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of Common Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Common Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)
If at any time the Common Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Common Shares, the Participant shall execute, prior to the delivery of any Common Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Common Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Common Shares shall be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Common Shares being offered or sold; or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant shall, prior to any offer for sale of such Common Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

(c)
The Participant’s CVARs and any obligation of the Company to deliver the underlying Common Shares, if any, upon settlement of the CVARs shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations, (ii) any regulation, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its sole discretion, determine to be necessary or applicable and (iii) the terms of any Shareholders Agreement entered into by and among the Company and each of the shareholders of the Company that is a party thereto, as may be amended from time to time (the “Shareholders Agreement”).  Moreover, the CVARs may not be settled if its settlement, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.  Any Common Shares received upon any settlement of the CVARs shall be held subject to all of the terms and conditions of the Shareholders Agreement.  The Participant hereby agrees to execute and become a party to the Shareholders Agreement as a condition to the grant of the CVARs and be subject to the rights and obligations thereunder, and the Company may require the Participant to execute a joinder to the Shareholders Agreement in connection with the settlement of the CVARs for Common Shares.

12.  Market Standoff Agreement. The Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Participant will not sell or otherwise dispose of any Common Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

13.   Notices.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address the Participant provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By accepting this award, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.  Other Plans.  The Participant acknowledges that any income derived from any CVARs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary of the Company.

15.  Section 409A.  The CVARs and all payments made pursuant to this Agreement are intended to be exempt and/or comply with Section 409A of the Code, and shall be interpreted on a basis consistent with such intent. However, nothing herein will be construed as a guarantee by the Company of any particular tax effect to the Participant under this Agreement.  The Company will not be liable to the Participant for any additional tax, penalty or interest that may be imposed on the Participant pursuant to Section 409A of the Code or damages incurred by the Participant as a result of this Agreement (and the payment and benefits hereunder) failing to comply with, or be exempt from, Section 409A of the Code.